UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
.........................................................

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2010

AMERICAN CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-5815	58-1033765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hannah Way, Rossville, Georgia		30741
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code:  (706) 861-3347

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 30, 2010, American Consumers, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders, at which shareholders were asked to vote on the election of directors for the fiscal year ending in 2011.  Proxies were solicited by management in favor of six nominees, with no solicitation in opposition to management’s nominees.  All of such nominees were elected, with the number of votes cast for, against, or withheld as well as the number of broker non-votes as to each nominee having been as follows:

NOMINEE	TOTAL SHARES VOTED	VOTES CAST FOR	VOTES CAST AGAINST	VOTES WITHHELD	BROKER NON-VOTES
Paul R. Cook	540,572	540,572	0	0	0
Michael Todd Richardson	540,572	540,572	0	0	0
Virgil E. Bishop	540,572	540,572	0	0	0
Andrew V. Douglas	540,572	540,572	0	0	0
Thomas L. Richardson	540,572	540,572	0	0	0
Danny R. Skates	540,572	540,572	0	0	0

No other matters were submitted for a vote by the Company’s shareholders at the 2010 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2010	AMERICAN CONSUMERS, INC.

	By:	/s/ Paul R. Cook
Paul R. Cook
Chief Executive Officer and Chief Financial Officer